IN THE SUPERIOR COURT OF

RICHMOND COUNTY, GEORGIA

GEORGIA

RICHMOND COUNTY

The petition of SECURITY LAND & DEVELOPMENT CORP., petitioner, shows the court as follows:

The Articles of Amendment of SECURITY LAND & DEVELOPMENT CORP. executed by the incorporator is attached hereto.

WHEREFORE, petitioner prays that the Articles of Amendment of SECURITY LAND & DEVELOPMENT, IS granted

.

813 Marion Building
Augusta, Georgia  30902

ARTICLES OF AMENDMENT

Prior to the issuance of any shares of

SECURITY LAND & DEVELOPMENT CORP.

a corporation organized and existing under the laws of the State of Georgia, the incorporator of said corporation did on February 18, 1970, adopt the following amendment to the Articles of Incorporation of said corporation:

To strike the following words and symbols from Article IV of the original order of incorporation, "Five Cents (5)" and substitute the following, "Ten Cents (10)" so that Article IV shall read as follows:

The corporation shall be authorized to issue and have outstanding at anyone time thirty million (30,000,000) shares of Common Stock having a par value of Ten Cents (10) per share.

IN WITNESS WHEREOF,  the incorporator has executed these Articles of Amendment and has affixed his hand and seal, this 18th day of February, 1970.

ORDER

The Articles of Amendment of SECURITY LAND & DEVELOPMENT CORP. having been examined and found lawful.

IT IS HEREBY ORDERED that the Articles of Amendment of SECURITY LAND & DEVELOPMENT CORP. be and the same are hereby granted.

NEWSPAPER ADVERTISEMENT

"Articles of amendment have been granted to SECURITY LAND & DEVELOPMENT CORP. by the Honorable F. Frederick Kennedy, Judge of the Superior Court of Richmond Count, in accordance with the applicable provisions of Georgia Business Corporation Code.  The purpose of said articles of amendment is to change the par value of the common stock from Five Cents (5) per share to Ten Cents (10) per share.

Isaac S. Jolles
813 Marion Building
Augusta, Georgia

STATE OF GEORGIA

COUNTY OF RICHMOND

Before me an officer of the above State and County duly authorized to administer oaths, personally came /s/ Thelma Taylor who after first being duly sworn deposes and says that she is an agent of the AUGUSTA HERALD, the official gazette for Richmond Count, Georgia, and that there has been deposited with said paper the cost of publishing four (4) insertions of the notice in substantially the following form:

Articles of amendment have been granted to SECURITY LAND & DEVELOPMENT CORP. by the Honorable F. Frederick Kennedy, Judge of the Superior Court of Richmond County, in accordance with the applicable provisions of the Georgia Business Corporation Code.  The purpose of said articles of amendment is to change the par value of the common stock from Five Cents (5) to Ten Cents (10) per share.

STATE OF GEORGIA

COUNTY OF RICHMOND

IN THE SUPERIOR COURT OF

RICHMOND COUNTY, GEORGIA

The petition of Douglas R. smith, petitioner, shows the Court as follows:

1.

The Articles of Incorporation of Security Land & Development Corp. executed by the incorporator is attached hereto:

2.

The certificate of the Secretary of State that the name "Security Land & Development Corp." is available is attached hereto.

WHEREFORE, petitioner prays that Security Land & development Corp. is incorporated.

.

813 Marion Building
Augusta, Georgia  30902

ARTICLES OF INCORPORATION OF

SECURITY LAND & DEVELOPMENT CORP.

I.

The name of the corporation is:

"Security Land & Development Corp."

II.

The corporation shall have perpetual duration.

III.

The corporation is organized for the following reasons.

Owning, buying, improving, developing, selling, renting, managing, leasing, subdividing, inventing in and enterprise dealing in and with real property: that of serving as a real estate agent or broker; that of selling contracts and policies of insurance of all classes and kinds and otherwise acting as an insurance agent, solicitor, broker, or counselor; that of lending money upon collateral of real or personal property or upon no collateral; that of dealing in and with securities of all types and otherwise serving as a security broker or dealer; that of serving as a general management, advisor or consultant to other firms, corporations or persons: that of generally dealing in and with personal property of all kinds and types; and that of doing any and all things incident thereto or necessary, expedient or proper for the accomplishment of the objects enumerated and in the protection and benefit of the corporation.

IV.

The corporation shall be authorized to issued and have outstand at any one time thirty million (30,000,000) shares of Common Stock have a par value of Five Cents (5c) per share.

V.

The corporation shall not commence business until it shall have received not less than Five Hundred ($500) Dollars in payment for the issuance of shares of stock.

VI.

The initial registered office of the corporation shall be at 710-711 Marion Building, Augusta, Georgia, 30902.  The initial registered agent of the corporation shall be Douglas R. Smith.

VII.

The initial board of directors shall consist of seven members who shall be:

Douglas R. Smith 5310 Old Edgefield Road North Augusta, South Carolina

Roy B. McCutcheons, Jr. 1224 D'Antignac Street Augusta, Georgia

L. T. Barton, Sr. 1229 D'Antignac Street Augusta, Georgia

James Edward Sheppard 2425 Camelot Drive Augusta, Georgia

Lewis Hadden 1014 Skyview Drive Augusta, Georgia

Geddings D. Osbon 1253 Broad Street Augusta, Georgia

Dale Simpson 2707 Hillside Lane Augusta, Georgia

VIII.

The name and address of the incorporator are:

Douglas R. Smith 5319 Old Edgefield Road North Augusta, South Carolina
IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.

ORDER

The Articles of Incorporation of Security Land & Development Corp. and the certificate of the Secretary of State of Georgia that the name Security Land & Development Corp. is available having been examined and found lawful:

IT IS HEREBY ORDERED that Security Land & Development Corp. be and it hereby is incorporated under the laws of the State of Georgia.

NEWSPAPER ADVERTISEMENT

On application of Douglas R. Smith, 5310 Old Edgefield Road, North Augusta, South Carolina, articles of incorporation have been granted to Security Land & Development Corp. by the Honorable F. Frederick Kennedy, Judge of the Superior Court of Richmond County, in accordance with the applicable provisions of the Georgia Business Corporation Code.  The registered office of the corporation is located at 710-711 Marion Building, Augusta, Georgia, 30902, and its registered agent at such address is Douglas R. Smith.  The purpose of the corporation in that of owning, buying, improving, developing, selling, renting, managing, leasing, subdividing, investing in and otherwise dealing in and with real property; that of serving as a real estate agent or broker; that of selling contracts and policies of insurance of all classes and kinds and otherwise acting as an insurance agent, solicitor, broker, or counselor; that of lending money upon collateral of real or personal property or upon no collateral; that of dealing in and with securities of all types and otherwise serving as a security broker or dealer: that of serving as a general management, advisor or consultant to other firms, corporations or persons; that of generally dealing in and with personal property of all kinds and types; and that of doing any and all things incident thereto or necessary, expedient or proper for the accomplishment of the objects enumerated and in the protection and benefit of the corporation.  The minimum capital with which the corporation shall commence business is Five Hundred ($500.00) Dollars.

Isaac S. Jolles
Attorney at Law
813 Marion Building
Augusta, Georgia

STATE OF GEORGIA

COUNTY OF RICHMOND

Before me an officer of the above State and County duly authorized to administer oaths, personally came /s/ Thelma Taylor who after first being duly sworn deposes and says that she is an agent of the AUGUSTA HERALD, the official gazette for Richmond Count, Georgia, and that there has been deposited with said paper the cost of publishing four (4) insertions of the notice in substantially the following form:

On application of Douglas R. Smith, 5310 Old Edgefield Road, North Augusta, South Carolina, articles of incorporation have been granted to Security Land & Development Corp. by the Honorable F. Frederick Kennedy, Judge of the Superior Court of Richmond County, in accordance with the applicable provisions of the Georgia Business Corporation Code.  The registered office of the corporation is located at 710-711 Marion Building, Augusta, Georgia, 30902, and its registered agent at such address is Douglas R. Smith.  The purpose of the corporation in that of owning, buying, improving, developing, selling, renting, managing, leasing, subdividing, investing in and otherwise dealing in and with real property; that of serving as a real estate agent or broker; that of selling contracts and policies of insurance of all classes and kinds and otherwise acting as an insurance agent, solicitor, broker, or counselor; that of lending money upon collateral of real or personal property or upon no collateral; that of dealing in and with securities of all types and otherwise serving as a security broker or dealer: that of serving as a general management, advisor or consultant to other firms, corporations or persons; that of generally dealing in and with personal property of all kinds and types; and that of doing any and all things incident thereto or necessary, expedient or proper for the accomplishment of the objects enumerated and in the protection and benefit of the corporation.  The minimum capital with which the corporation shall commence business is Five Hundred ($500.00) Dollars.

Sworn to and subscribed before me.

STATE OF GEORGIA

COUNTY OF RICHMOND

I, Helen M Speltz, Deputy Clerk of the Superior court of Richmond County, Georgia, hereby certify that the foregoing is true and complete copy of the original application for charter, articles of incorporation in re: "SECURITY LAND & DEVELOPMENT CORP." together with the order of the Court granting same, and the applicants have submitted an affidavit that the costs of publication have been paid as provided by law, and I further certify that all Clerk's costs have been paid.

WITNESS my signature and seal of said Court in Augusta, Georgia, this 2nd day of February 1970.